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                                                                    EXHIBIT 10.3


                              MANAGEMENT AGREEMENT


         This Agreement made as of this 24th day of May, 1993, by and between Susquehanna Media Co., a corporation organized and existing under the laws of the State of Delaware ("Company" herein) and Susquehanna Pfaltzgraff Co., a corporation organized and existing under the laws of the State of Delaware ("Susquehanna" herein).

                                  WITNESSETH:

         WHEREAS, Susquehanna has a qualified and experienced staff of trained personnel capable of providing management oversight, legal, financial/treasury, human resources, real estate, accounting, and administrative services;

         WHEREAS, Company requires competent and qualified management which can assume and actively discharge management oversight, legal, financial/treasury, human resources, real estate, accounting and administrative services, and

         WHEREAS, Company recognizes that Susquehanna can provide certain goods, services and employee benefits an advantageous prices or terms, and

         WHEREAS, Company desires to retain the services of Susquehanna and Susquehanna for a fee desires to provide services to Company;

         NOW, THEREFORE, the parties intending to be legally bound, mutually agree as follows:

         1. Company will retain the services of Susquehanna and Susquehanna will perform certain Management Oversight, Finance/Treasury, Legal, Human
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Resources, Real Estate, Accounting and Administrative Services more specifically set forth on Exhibit "A" attached hereto and made a part hereof. In addition, Susquehanna agrees to provide certain goods, services and employee benefits (including but not limited to those listed in Exhibit "B") at its cost.

         2. This Agreement shall be for a term of one year commencing on the date of this Agreement. Thereafter, this Agreement shall continue in effect from year to year unless terminated by either party by written notice sent to the other party at least sixty (60) days prior to the end of the initial term or any revised term.

         3. During the term of this Agreement, Susquehanna through its employees, shall devote its best efforts, and such time and attention as it deems necessary to provide the services set forth on Exhibit "A".

         4. Susquehanna agrees that its management personnel will be accessible at all times to personnel of Company to review the operation of Company and the services being provided by Susquehanna and will furnish such recommendations as appropriate.

         5. In consideration for the services rendered by Susquehanna to Company, Susquehanna shall receive as annual compensation a sum equal to 3 1/2% of Consolidated Revenues of the Company, payable in monthly installments on the first day of each month.

         6. Susquehanna, in its sole discretion, shall employ such personnel as are required in conjunction with the proper performance of its duties under this Agreement and Susquehanna shall have the right to terminate or transfer any employee as it deems appropriate. Company shall not have the right to


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require that any particular functions be performed by specific employees of
Susquehanna.

         7. The parties agree that Susquehanna shall perform its management services as an independent contractor to Company and nothing contained in this Agreement shall constitute or be construed to be or to create a partnership or joint venture between Susquehanna and Company and nothing herein shall be construed as reserving to Susquehanna the right to control Company's business. As an independent contractor, Susquehanna shall be responsible for payment of all applicable federal, state and local taxes related to its operations and for all wages, benefits, payroll taxes and insurance for its employees.

         8. Susquehanna acknowledges that from time to time its employees will be exposed to Company's confidential and proprietary information. Susquehanna agrees that any confidential or proprietary information will be kept in strictest confidence and not revealed to any third party without Company's prior written authorization. Susquehanna and its employees shall not be required to be bonded.

         9. (a) Company shall have the right to terminate this Agreement if any of the following events shall occur upon ten days written notice to Susquehanna given at any time after the period permitted to cure any of the following defaults has elapsed:

            (i) Susquehanna fails to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Susquehanna, and such default shall continue for a period of 30 days after notice thereof by Company to Susquehanna, or,

            (ii) A receiver, liquidator, or trustee of Susquehanna, or of any of its property is appointed by court order and such order remains in effect


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for more than 30 days, or a petition is filed against Susquehanna under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after filing, or

            (iii) Susquehanna files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law, or

            (iv) Susquehanna makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Susquehanna or of all or any part of its property.

            (v) Susquehanna sells all or substantially all of its interest in Company other than to an Affiliate of Susquehanna. "Affiliate" for purposes of this Agreement shall mean with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if the other possesses, directly or indirectly, power either (i) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            (b) Susquehanna shall have the right to terminate this Agreement if any of the following events shall occur upon ten days written notice given


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to Company at any time after the period permitted to cure any of the following defaults has elapsed:

            (i) The breach of any material covenant, condition, or provision of this Agreement to be kept, observed, or performed by Company, and such default shall continue for a period of 30 days after notice thereof by Susquehanna to Company; or

            (ii) A receiver, liquidator, or trustee of Company, or of any of its property, is appointed by court order and such order remains in effect for more than 30 days, or Company is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after filing, or

            (iii) Company files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law, or

            (iv) Company makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee, or liquidator of Company or of all or any part of its property.

            (v) Susquehanna sells all or substantially all of its interest in Company other than to an Affiliate of Susquehanna.


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         10. Should any disagreement or dispute arise under the terms of this
Agreement, which can not be resolved by the parties, either party shall have the right to refer the disagreement or dispute to the American Arbitration Association and both parties agree to abide by the Commercial Arbitration Rules of the Association and be bound by any decision of an arbitrator.

         11. This Agreement supersedes any prior verbal or written agreement between the parties and represents their entire understanding. Modifications and amendments to this Agreement to be effective must be in writing and executed with the same formalities as this Agreement.

         12. Should any part of this Agreement or the application of such part be held to be invalid, the remainder of this Agreement shall not be affected thereby, and shall continue in full force and effect during the term of this Agreement and any renewal thereof.

         13. This Agreement is entered into and shall be governed by the laws of the Commonwealth of Pennsylvania and shall be binding upon and inure to the benefit of each party's successors and assigns.


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         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.


ATTEST:                                        SUSQUEHANNA PFALTZGRAFF CO.


/s/ Craig W. Bremer                            By: /s/ Peter P. Brubaker
-----------------------------                     ------------------------------
   Secretary                                      Vice President

(Seal)

ATTEST:                                        SUSQUEHANNA MEDIA CO.


/s/ Craig W. Bremer                            By: /s/ Peter P. Brubaker
-----------------------------                     ------------------------------
   Secretary                                      Vice President


(Seal)


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                                   EXHIBIT A

The management fee shall cover the following services:

         Management Oversight

         1.       Approval of operating plans and budgets

         2.       Approval of capital expenditures in excess of $20,000

         3.       Negotiation of acquisitions and divestitures

         4. Approval of senior management selection and compensation arrangements

         Financial/Treasury

         1.       Acquisition valuation and due diligence

         2.       Financial analysis and projections

         3.       Capital budgeting

         4.       Arranging and negotiating financing

         5.       Lender relations

         6.       Pension fund manager selection and performance evaluation

         7.       Payroll tax administration

         8.       Cash management

         9.       Risk management

         10.      Computer graphics

         Insurance premium and payroll taxes are not included in the management fee charged by Susquehanna.

         Legal

         1.       Acquisition due diligence

         2.       Acquisition and financing document drafting and review

         3.       Real estate transactions (PA)


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         4.       Lease negotiation and drafting

         5.       Bad debt collection

         6.       Representation at zoning hearings, as requested by management

         7. Representation at revocation and permit appeals before state and local officials

         8.       Labor law advice

         9. Personnel action advice and representation (terminations, disciplinary actions, discrimination cases)

         10.      Representation at workers, compensation hearings

         11.      Interface with outside legal counsel

         12.      Franchise negotiations

         Outside legal fees are not included in the management fee charged by Susquehanna

         Human Resources

         1. Employee Benefit Administration of all benefit plans including:

         - Health Insurance Plans (AEtna and several HMO's) administration, including health care cost containment programs, PPO options, participant communication, etc. Insurance premiums and claim costs are paid directly by the Company to the Susquehanna Pfaltzgraff Voluntary Employee Benefit Account (VEBA).

         - Pension Plans administration including annual actuarial valuations, PBGC premium payments, investment management fees, consulting expenses and participant communication, etc. Pension expenses are charged directly to the Company as part of Retirement Expense.

         - 401K Savings Plan administration including administrative and investment management expenses, annual discrimination testing, consulting expenses and participant communication. Savings Plan expenses including Company match of employee contributions are charged directly to Company.

         - Life Insurance Plan administration. Premiums are charged directly to Company as part of Employee Benefit Expense.

         - Sick Leave/LTD Plans administration. LTD premiums are charged directly to Company as part of Employee Benefit Expense. Salary continuation and sick leave costs are paid by Company as Salary Expenses.


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         -        Educational Assistance Program administration. Employee
                  reimbursement expenses for Educational Assistance are paid directly by Company.

         - Executive Physical Program administration. Expenses for executive physicals are paid directly by Company.

         2. Salary administration consultation and annual compensation planning, reviews, and analysis.

         3. Human Resources Information Systems (HRIS) software maintenance and support, including payroll record maintenance, and ad-hoc report generation.

         4. Union negotiation and labor relations support, analysis and consultation. Expenses for outside legal counsel and consulting, as required, are billed directly to Company.

         5. Employee relations support and consultation. In addition, Corporate Human Resources provides guidance in compliance with Federal and State legislation and regulations such as ADA, Sexual Harassment, wage and hour laws, etc.

         6. Training and employee development support and consultation. Expenses for customized training and materials are billed directly to Company.

         7. Coordination and administration of employee relocations. Expenses for relocating Company employees or new hires are billed directly to Company.

         8. Coordinate Susquehanna wide programs such as drug testing, employee social activities, United Way, etc. Expenses for drug testing of Company employees are billed directly to Company.

         9. Job posting program in York area and consultation on employment and recruiting issues.

         10. Employee Assistance Program including both administration and the actual program cost.

         Real Estate

         The Corporate Real Estate Department provides consulting and administrative services related to real property owned or utilized by the Company. These services include:

         1. Administration of contracts and leases, market analysis and site selection in response to operating needs.


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         2.       The sale and disposition of excess assets.

         3.       Building design and construction services.

         4.       Lease negotiations.

         5. Building, environmental and tax monitoring and appeals related to real estate.

         Accounting

         1. Quarterly financial statement disclosures and preparation (Company maintains general ledger and supplies data for financial reports)

         2.       Income tax return preparation (federal, state and local)

         3. Federal and State information returns (including magnetic media reporting)

         4.       Personal property tax returns

         5. Federal, state and local audits and tax appeals (business, property, income and use taxes)

         6.       Pension plan reporting (5500s)

         7.       Fixed asset system software maintenance and support

         8. General tax advice (advice from outside tax counsel will be billed directly to Company)

         Administrative

         1. Office space for Company's executive offices including HVAC and utilities.

         2.       Mail room and courier services.

         3.       Large volume copy and printing support.


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                                    EXHIBIT B


Goods, Services and Employee Benefits purchased through Susquehanna:

         Property, casualty and liability insurance

         Telephone Services

         Office Supplies

         Pension Expense

         Employee Savings Plan Expense

         Payroll Withholding Taxes

         Property Taxes


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